Exhibit 99.1

IMPLANT SCIENCES CORPORATION ANNOUNCES FIRST QUARTER RESULTS FOR FISCAL 2009 SECURITY

REVENUES INCREASE BY 342%; COMPANY REPORTS QUARTERLY PROFIT

WAKEFIELD, MA… November 17, 2008…Implant Sciences Corporation (NYSE Alternext US: IMX), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for its fiscal 2009 first quarter ended September 30, 2008.  The Company’s financial condition and results of operations reported below include only continuing operations, which exclude the financial condition and results of operations of i) Core Systems, the Company’s wholly-owned subsidiary the assets of which are being sold pursuant to a recently announced agreement, and ii) the medical reporting unit, the assets of which have been sold or are in the process of being sold as part of the Company’s decision to withdraw from the medical business.

Total security revenues for the three months ended September 30, 2008 was $5,948,000 compared with $1,347,000 for the comparable prior year period, an increase of $4,601,000 or 342%.  The increase in security revenues is a result of increased sales of our explosives detection products, primarily due to a significant shipment of our handheld explosives detection equipment to a customer in China.  The Company also recorded increased revenues from performance on government contracts.

Gross margin for the three months ended September 30, 2008 improved to $2,776,000, or 47% of security revenue, as compared with $526,000, or 39% of security revenue, for the comparable prior year period.  The improvement in gross margin is a result of increased sales volume of our handheld explosives detection equipment.

Loss from continuing operations for the three months ended September 30, 2008 was $634,000, or $0.05 per basic and diluted share, compared with a loss of $1,565,000, or $0.13 per basic and diluted share, for the comparable prior year period.  The decrease in loss from continuing operations is due primarily to increased sales of our handheld explosives detection product and improved gross margins resulting from these sales.

Net income for the three months ended September 30, 2008 was $356,000 as compared to a net loss of $2,202,000 for the comparable prior year period.  During the three months ended September 30, 2008, net income was primarily a result of increased sales and income from discontinued operations, which included approximately $931,000 of gain on sale of assets of our medical business unit.

As of September 30, 2008, the Company’s cash position improved to $2,013,000 as compared to $412,000 as of June 30, 2008.

Phillip Thomas, CEO and President, commented, “Our improved operating results for the first quarter of fiscal 2009 is a culmination of the strategic initiatives effected over the past year and a half to become a pure play in the security industry.  We believe our handheld explosives detection product continues to gain acceptance in the global marketplace and are optimistic that our soon to be introduced cargo screening systems will gain traction over the next several quarters.  We continue to execute on our operating plan to the best of our ability in a challenging and unpredictable business environment.  We believe the completion of the recently announced sale of Core Systems transaction along with the re-negotiation of extended payment terms on our obligations to Laurus should help shore-up our balance sheet.  In addition, our recent success in defeating certain pre-trial motions in the ongoing litigation with Evans Analytical Group, LLC should renew our efforts to attract additional financing.  We look forward to discussing our progress in the scheduled conference call.”

Additional information on the financial condition and results of operations can be found in the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2008 filed with the Securities and Exchange Commission.

Company Conference Call

Management will host a conference call on Tuesday, November 18, 2008 at 4:10 PM Eastern time to review the Company’s fiscal 2009 first quarter financial results and operations.  Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-202-3109 within the U.S. or 617-213-8844 outside the U.S. and entering the passcode: 49760232.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available two hours after the call for the following two business days by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode: 47037153.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are subject to risks and uncertainties, including, but not limited to, the fact that if we are unable to redeem the Series D Preferred Stock, from time-to-time on a monthly basis through April 10, 2009, Laurus may seize our assets and we may be forced to curtail or discontinue operations entirely; the fact that our auditors’ opinion regarding our financial statements for the fiscal year ended June 30, 2008 expresses substantial doubt about our ability to continue as a “going concern”; an adverse determination in the litigation related to our sale of the assets of our Accurel subsidiary could have a material adverse effect on our financial condition and results of operations and could require us to file for protection under bankruptcy laws; we have not previously operated at a profit and do not expect to be profitable on a consistent basis for some time; if the NYSE Alternext US delists our common stock, we may not be able to raise capital and shareholder liquidity may become extremely limited; our business is subject to intense competition and rapid technological change; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the market; we may not be able to effectively protect our intellectual property; we may not be able to manage our future growth or attract or retain key personnel; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; any failures of our suppliers or contract manufacturers could materially damage our business; if third party credit is unavailable, our working capital could be restricted and we may not be able to borrow capital; shares of our common stock eligible for future sale may adversely affect the market for our stock; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the period ended June 30, 2008 and Quarterly Report on Form 10-Q for the period ended September 30, 2008.  The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Implant Sciences Corporation
Glenn Bolduc, CFO
(781) 246-0700
gbolduc@implantsciences.com

[FINANCIAL TABLES FOLLOW]

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(unaudited)
	September 30,	June 30,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,013,000	$412,000
Restricted cash	514,000	514,000
Accounts receivable-trade, net of allowance of $10,000 and $9,000, respectively	738,000	667,000
Accounts receivable, unbilled	268,000	152,000
Inventories	923,000	725,000
Prepaid expenses and other current assets	238,000	369,000
Current assets held for sale	1,736,000	1,883,000
Total current assets	6,430,000	4,722,000
Property and equipment, net	403,000	443,000
Amortizable intangible assets, net	36,000	54,000
Other non-current assets	1,206,000	1,096,000
Goodwill	3,136,000	3,136,000
Non-current assets held for sale	2,470,000	2,645,000
Total assets	$13,681,000	$12,096,000
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt and obligations under capital lease	$32,000	$417,000
Line of credit	718,000	477,000
Notes payable	81,000	181,000
Payable to Med-Tec	74,000	80,000
Payable to Ion Metrics shareholders	50,000	2,514,000
Accrued expenses	3,137,000	2,062,000
Accounts payable	2,792,000	2,439,000
Current portion of long-term lease liability	322,000	317,000
Deferred revenue	444,000	66,000
Current liabilities held for sale	1,078,000	1,079,000
Total current liabilities	8,728,000	9,632,000
Long-term liabilities:
Long-term debt and obligations under capital lease, net of current maturities	108,000	113,000
Long-term lease liability	310,000	446,000
Long-term liabilities held for sale	1,000	1,000
Total long-term liabilities	419,000	560,000
Total liabilities	9,147,000	10,192,000
Commitments and contingencies
Series D Cumulative Redeemable Convertible Preferred Stock, $10 stated value; 500,000 shares authorized, 212,121 and 242,424 shares outstanding, respectively (liquidation value
$2,121,000 and $2,424,000, respectively)	2,121,000	2,269,000
Stockholders' equity (deficit):
Common stock; $0.10 par value; 50,000,000 shares authorized; 14,145,700 and 14,135,155 and 12,114,553 and 12,104,008 shares issued and outstanding, respectively	1,415,000	1,211,000
Additional paid-in capital	60,723,000	58,317,000
Accumulated deficit	(59,553,000)	(59,720,000)
Deferred compensation	(1,000)	(2,000)
Accumulated other comprehensive loss	(98,000)	(98,000)
Treasury stock, 10,545 common shares, respectively, at cost	(73,000)	(73,000)
Total stockholders' equity (deficit)	2,413,000	(365,000)
Total liabilities and stockholders' equity (deficit)	$13,681,000	$12,096,000

Implant Sciences Corporation
Condensed Consolidated Statements of Operations
(unaudited)
	For The Three Months Ended
	September 30,
	2008	2007
Security revenues	$5,948,000	$1,347,000
Cost of revenues	3,172,000	821,000
Gross margin	2,776,000	526,000
Operating expenses:
Research and development	1,020,000	651,000
Selling, general and administrative	2,366,000	1,357,000
	3,386,000	2,008,000
Loss from operations	(610,000)	(1,482,000)
Other income (expense), net:
Interest income	8,000	101,000
Interest expense	(32,000)	(34,000)
Change in fair value of embedded derivatives related to preferred stock features	-	(150,000)
Total other expense, net	(24,000)	(83,000)
Loss from continuing operations	(634,000)	(1,565,000)
Preferred distribution, dividends and accretion	(189,000)	(307,000)
Loss from continuing operations applicable to common shareholders	(823,000)	(1,872,000)
Income (loss) from discontinued operations	990,000	(637,000)
Net income (loss) applicable to common shareholders	$167,000	$(2,509,000)
Net income (loss)	$356,000	$(2,202,000)

Loss per share from continuing operations, basic and diluted	$(0.05)	$(0.13)
Loss per share from continuing operations applicable to common shareholders, basic and diluted	$(0.06)	$(0.16)
Income (loss) per share from discontinued operations, basic and diluted	$0.07	$(0.05)
Net income (loss) per share applicable to common shareholders, basic and diluted	$0.01	$(0.21)
Net income (loss) per share	$0.03	$(0.19)
Weighted average shares used in computing net income (loss) per common share, basic and diluted	13,468,489	11,837,768